EXHIBIT 1

                                OMNIBUS AMENDMENT

                  THIS OMNIBUS AMENDMENT (this "Amendment") is made as of the 24th day of April, 2000 by and among CAPITAL TRUST, INC., a Maryland corporation, having an address at 605 Third Avenue, New York, New York 10016,
Attention: Loan Administrator, Telefax Number (212) 655-0044 (together with its successors and assigns, "Lender"), LFSRI II SPV REIT CORP., a Delaware corporation with an address c/o Lazard Freres Real Estate Investors L.L.C., 30 Rockefeller Plaza, New York, NY 10020 Attention: General Counsel, Telefax
Number: (212) 332-1793 ("Borrower"), and the other parties signatory hereto (together with Lender and Borrower, the "Parties").

                             PRELIMINARY STATEMENT:
                             ----------------------

                  A. Lender and Borrower entered into a Loan Agreement dated June 30, 1999 (the "Original Loan Agreement"), pursuant to the provisions of which Lender made a loan (the "Original Loan") to Borrower in the original principal amount of $52,500,000 and with a current principal amount outstanding as of the date hereof of $48,500,000 (such current reduced amount, the "Original Loan Amount"). Unless otherwise defined in this Amendment, all capitalized terms in this Amendment shall have the meaning given to such terms in the Original Loan Agreement.

                  B. The Original Loan is evidenced by a Note in the original principal amount of $52,500,000 dated June 30, 1999 (the "Original Note") made by Borrower to Lender, which is guaranteed under certain circumstances by a Guaranty dated June 30, 1999 (the "Original Guaranty") made by LF Strategic Realty Investors II L.P., LFSRI II-CADIM Alternative Partnership L.P. and LFSRI II Alternative Partnership L.P. ("Guarantors") in favor of Lender, and secured by a Deposit and Security Agreement dated June 30, 1999 (the "Original Deposit Agreement") by and among Lender, Borrower and the other parties signatory thereto, a Custodial Agreement dated June 30, 1999 (the "Original Custodial Agreement") by and among Lender, Borrower and the other parties signatory thereto, and the Pledge and Security Agreements listed on SCHEDULE I attached hereto (the "Original Pledge Agreements").

                  C. At the request of Borrower, Lender has agreed to increase the Original Loan (the "Additional Loan") by the additional principal amount of $10,000,000 (the "Additional Loan Amount") and to make certain other amendments to the Original Loan Agreement and the other Loan Documents, all upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby represent, warrant, covenant and agree as follows:

                  1. AMENDMENT OF LOAN AGREEMENT. The Original Loan Agreement is hereby confirmed and reaffirmed by Lender and Borrower and as so confirmed and reaffirmed is

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hereby amended as follows (the Original Loan Agreement, as so amended, is hereinafter referred to as the "Amended Loan Agreement"):

                  (a) As used in the Original Loan Agreement, the term "Loan" shall mean the Original Loan, as increased by the principal amount of $10,000,000 as a result of the Additional Loan and as otherwise amended hereby.

                  (b) As used in the Original Loan Agreement, the term "Loan Amount" shall mean the sum of the Original Loan Amount and the Additional Loan Amount.

                  (c) As used in the Original Loan Agreement, the term "Initial Use" shall mean (i) with respect to the Original Loan, to make a loan to Prometheus SQ Holdings Corp., an Affiliate of the Borrower, or to another directly or indirectly wholly owned (except for preferred equity held by not more than 150 Persons) subsidiary of LFSRI II, and (ii) with respect to the Additional Loan, to make a distribution to provide funds, indirectly, to make a loan in the amount of at least $5 million to ARV Assisted Living LLC ("ARV"), and to use the balance for general corporate purposes of Borrower, including for distributions, dividends and advances to other entities and which may include distributions to provide funds, indirectly, to make additional loans to ARV (any and all such loans to ARV in an aggregate amount up to $10 million during the seven-month period from and after the date of the initial loan to ARV are collectively referred to herein as the "ARV Loans").

                  (d) As used in the Original Loan Agreement, the term "Interest Rate" shall mean (i) with respect to the Original Loan, for any Interest Accrual Period, a per annum interest rate equal to LIBOR plus five percent (5.0%), adjusted on the first day of each Interest Accrual Period, and
(ii) with respect to the Additional Loan, for any Interest Accrual Period, a per annum interest rate equal to LIBOR plus six and one-quarter percent (6.25%), adjusted on the first day of each Interest Accrual Period.

                  (e) Exhibit C to the Original Loan Agreement shall be deleted and the Amortization Schedule attached hereto as EXHIBIT C shall be substituted therefor.

                  (f) As used in the Original Loan Agreement, the term "Pledge Agreements" shall include, without limitation, the Collateral Assignment (as hereinafter defined).

                  (g) As used in the Original Loan Agreement, the term "Exit Fee" shall mean an amount equal to two percent (2%) of the Original Loan Amount and the Additional Loan Amount.

                  (h) Section 2.6(a) of the Original Loan Agreement shall be deleted and the following shall be substituted therefor:

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                           "(a) VOLUNTARY PREPAYMENT. The provisions of this
         Section 2.6(a) are subject to Section 2.6(b). Borrower shall not have the right to prepay all or any portion of the Loan Amount prior to December 31, 2000 (the "CLOSED PERIOD"). The tender of payment of the Indebtedness during the Prepayment Period while an Event of Default exists shall be deemed to constitute a voluntary prepayment for all purposes of this Agreement, and Lender shall have no obligation to accept such tender unless accompanied by the applicable Prepayment Premium and Exit Fee related to the amount or amounts prepaid. From and after the end of the Closed Period, to and including September 30, 2001 (the "PREPAYMENT-PERIOD") Borrower shall have the right, on any Payment Date, to prepay either or both of the Original Loan and/or the Additional Loan, in the case of each in whole, BUT NOT in part, upon at least ten (10) Business Days' irrevocable notice to Lender, specifying the amount and the date of prepayment, PROVIDED THAT on the date of such prepayment Borrower shall pay to Lender the Prepayment Premium and the Exit Fee related to the amount or amounts prepaid. From and after the Prepayment Period, Borrower may, on any Payment Date, prepay either or both of the Original Loan and/or the Additional Loan, in the case of each in whole BUT NOT in part, upon at least ten (10) Business Days' irrevocable notice to the Lender, specifying the date and amount of prepayment; PROVIDED THAT on the date of any such prepayment Borrower shall be required to pay the Exit Fee related to the amount or amounts prepaid."


                  (i) Notwithstanding any provisions of the Original Loan Agreement to the contrary, upon prepayment in full of the Additional Loan, the lien of Lender created under the Collateral Assignment (as hereinafter defined) shall be released in the manner therein described.

                  (j) Notwithstanding the first sentence of Section 2.6(d) of the Original Loan Agreement, Borrower may not request that Lender release the Collateral comprised of the pledge of Dividends and Distributions and Equity Interests, as applicable, of either Rubenstein or Intown unless and until the Additional Loan has been repaid in full.

                  (k) The following defined terms are added to the Original Loan Agreement:

                           "ORIGINAL NOTE" shall mean the promissory note, dated June 30, 1999, made by Borrower to Lender pursuant to this Loan Agreement, in the original principal amount of $52,500,000, as such note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

                           "ADDITIONAL NOTE" shall mean the promissory note, dated April __, 2000, made by Borrower to Lender pursuant to this Loan Agreement, in the original principal amount of $10,000,000, as such note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

                  (l) As used in the Original Loan Agreement, the term "Note" shall mean the Amended Original Note and/or the Additional Note (as such terms are hereinafter defined), as the context requires.

                  2.       AMENDMENT OF ORIGINAL NOTE; ADDITIONAL NOTE.

                  (a) The Original Note is hereby confirmed by Lender and Borrower in the current reduced principal amount of $48,500,000 and is reaffirmed by Borrower and as so confirmed and reaffirmed is hereby amended as follows (the Original Note, as so amended, is hereinafter referred to as the "Amended Original Note"):

                           (i) As used in the Original Note, the term "Loan Agreement" shall mean the Amended Loan Agreement.

                           (ii) The first sentence of the second full paragraph of the Original Note is hereby deleted and the following is substituted therefor: "This Note is the 'ORIGINAL NOTE' referred to in the Loan Agreement and is entitled to the benefits thereof and subject to the terms thereof."

                  (b) Simultaneously with the execution and delivery of this Amendment, Borrower shall execute and deliver to Lender a promissory note dated as of the date hereof, in the principal amount of $10,000,000, in the form attached hereto as EXHIBIT A (the "Additional Note").

                  3. AMENDMENT OF GUARANTY. The Original Guaranty is hereby confirmed and reaffirmed by each of the Guarantors and as so confirmed and reaffirmed is hereby amended as follows (the Original Guaranty, as so amended, is hereinafter referred to as the "Amended Guaranty"):

                  (a) As used in the Original Guaranty, the term "Loan" shall mean the Original Loan, as increased by the principal amount of $10,000,000 as a result of the Additional Loan and as otherwise amended hereby.

                  (b) As used in the Original Guaranty, the term "Loan Amount" shall mean the sum of the Original Loan Amount and the Additional Loan Amount.

                  (c) As used in the Original Guaranty, the term "Loan Agreement" shall mean the Amended Loan Agreement.

                  (d) As used in the Original Guaranty, the term "Note" shall mean, collectively, the Amended Original Note and the Additional Note.

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                  4.       AMENDMENT OF DEPOSIT AGREEMENT. The Original Deposit
Agreement is hereby confirmed and reaffirmed by each of the Parties thereto and as so confirmed and reaffirmed is hereby amended as follows (the Original Deposit Agreement, as so amended, is hereinafter referred to as the "Amended Deposit Agreement"):

                  (a) As used in the Original Deposit Agreement, the term "Loan" shall mean the Original Loan, as increased by the principal amount of $10,000,000 as a result of the Additional Loan and as otherwise amended hereby.

                  (b) As used in each of the Original Deposit Agreement, the term "Loan Agreement" shall mean the Amended Loan Agreement.

                  (c) As used in the Original Deposit Agreement, the term "Distributions" shall include, without limitation, any and all payments of principal, interest and other amounts made by ARV under any of the ARV Loans.

                  (d) As used in the Original Deposit Agreement, the term "Paying Companies" shall include, without limitation, ARV.

                  (e) Simultaneously with the execution and delivery of this Amendment, Borrower shall cause to be delivered to ARV an Instruction Notice (as defined in Section 4(c) of the Original Deposit Agreement), instructing ARV to make all payments under the ARV Loans to the Deposit Account (as defined in the Original Deposit Agreement), and Borrower shall cause ARV to consent in writing to same.

                  5. PREPAYMENT OF ADDITIONAL LOAN. Notwithstanding any provisions of the Original Deposit Agreement (as amended by this Amendment) to the contrary, upon the prepayment in full of the Additional Loan, (i) the term "Distributions" shall no longer include any and all payments of principal, interest and other amounts made by ARV under the ARV Loans and (ii) the term "Paying Companies" shall no longer include ARV.

                  6. AMENDMENT OF PLEDGE AGREEMENTS. Each of the Original Pledge Agreements is hereby confirmed and reaffirmed by the Parties thereto and as so confirmed and reaffirmed is hereby amended as follows (the Original Pledge Agreements, as so amended, are hereinafter referred to as the "Amended Pledge Agreements"):

                  (a) As used in each of the Original Pledge Agreements, the term "Loan" shall mean the Original Loan, as increased by the principal amount of $10,000,000 and as otherwise amended hereby.

                  (b) As used in each of the Original Pledge Agreements, the term "Loan Amount" shall mean the sum of the Original Loan Amount and the Additional Loan Amount.

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                  (c)      As used in each of the Original Pledge Agreements,
the term "Loan Agreement" shall mean the Amended Loan Agreement.

                  (d) As used in each of the Original Pledge Agreements, the term "Note" shall mean, collectively, the Amended Original Note and the Additional Note.

                  7. COLLATERAL ASSIGNMENT. Simultaneously with the execution and delivery of this Amendment, Borrower shall execute and deliver to Lender (i) a Collateral Assignment in the form of EXHIBIT B attached hereto (the "Collateral Assignment"), pursuant to which Lender shall be granted a perfected security interest in the ARV Loans and the documents evidencing the ARV Loans and all proceeds thereof, and (ii) any and all other agreements, instruments and other documents, including, without limitation, UCC-1 financing statements, necessary or advisable, in Lender's sole discretion, to perfect the security interest granted under the Collateral Assignment or any other Loan Document, as amended hereby.

                  8. ADDITIONAL LOAN FEE. Simultaneously with the execution and delivery of this Amendment, in consideration of Lender's agreeing to make the Additional Loan, Borrower shall pay to Lender, by wire transfer of immediately available United States funds, the amount of $200,000.00 in cash.

                  9. REPRESENTATIONS AND WARRANTIES. Each of the Parties hereby represents and warrants to Lender that, as of the date hereof:

                           (a)      any and all representations and warranties
made by it in any of the Loan Documents are true, correct and complete; and

                           (b)      it is in full compliance with any and all
covenants made by it in any of the Loan Documents.

                  10. RATIFICATION. Each of the Parties hereby acknowledges and agrees that the Original Loan, as increased as a result of the Additional Loan and as amended hereby, shall be (i) evidenced by the Amended Original Note and the Additional Note, (ii) guaranteed by the Amended Guaranty, (iii) secured by the Amended Deposit Agreement, the Amended Custodial Agreement and the Amended Pledge Agreements and (iii) advanced in accordance with the provisions of the Amended Loan Agreement. The Parties agree that all of the terms, covenants and conditions of the Original Note, the Original Guaranty, the Original Deposit Agreement, the Original Custodial Agreement and the Original Pledge Agreements remain in full force and effect and unmodified, except as expressly amended and modified pursuant to, or as contemplated by, the provisions of this Amendment.

                  11. FURTHER MODIFICATIONS. This Amendment may not be modified, amended or terminated, except by an agreement in writing signed by Lender and the Party(ies) against whom enforcement is sought.

                  12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

                  13. NOT A NOVATION. The Amended Original Note and this Amendment constitute a modification of the Original Note, the Original Guaranty, the Original Deposit Agreement, the Original Custodial Agreement and the Original Pledge Agreements and are not intended to and shall not terminate or extinguish any of the indebtedness or obligations thereunder, nor shall this Amendment affect or impair the priority of any liens created thereby, it being the intention of the Parties to carry forward all liens and security interests securing payment of the Original Note, which liens and interests are acknowledged by the Parties to be valid and subsisting against the Collateral. Notwithstanding the foregoing, the Parties acknowledge that the principal amount outstanding of the Amended Original Note is $48,500,000.

                  14. SEVERABILITY. If any term, covenant or provision of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, this Amendment shall, at Lender's option, be construed without such term, covenant or provision.

                  15. HEADINGS. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

                  16. COUNTERPARTS. This Amendment may be executed in one or more counterparts by some or all of the Parties, each of which counterparts shall be an original and all of which together shall constitute a single agreement.

                  17. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflict of law principles thereof.


                            (CONTINUED ON NEXT PAGE)

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.


                         CAPITAL TRUST, INC.

                         By:  /s/  Nicholas Laird
                              -------------------------------------------------
                              Name:   Nicholas Laird
                              Title:  Managing Director

                         LFSRI II SPV REIT CORP.

                         By:  /s/  John A. Moore
                              -------------------------------------------------
                              Name:   John A. Moore
                              Title:  Vice President and Chief Financial Officer


                         LF STRATEGIC REALTY INVESTORS II L.P.,
                         LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P. and LFSRI II ALTERNATIVE PARTNERSHIP L.P.

                         By: LAZARD FRERES REAL ESTATE INVESTORS L.L.C., their general partner

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Principal and Chief Financial Officer


                         PROMETHEUS MID-ATLANTIC INVESTORS TRUST

                         By:  /s/  John A. Moore
                              -------------------------------------------------
                              Name:   John A. Moore
                              Title:  Vice President and Chief Financial Officer


                         PROMETHEUS SOUTHEAST RETAIL TRUST

                         By:  /s/  John A. Moore
                              -------------------------------------------------
                              Name:   John A. Moore
                              Title:  Vice President and Chief Financial Officer

                         PROMETHEUS SOUTHEAST RETAIL LLC

                         By:  LFSRI II SPV REIT CORP., its managing member

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Principal and Chief Financial Officer


                         LFSRI II EXTENDED STAY L.L.C.

                         By: LFSRI II-CADIM ALTERNATIVE PARTNERSHIP L.P., its member

                              By:  LAZARD FRERES REAL ESTATE INVESTORS
                                   L.L.C., its general partner

                                   By:  /s/  John A. Moore
                                        ---------------------------------------
                                        Name:  John A. Moore
                                        Title: Principal and Chief Financial
                                                 Officer


                         By:  LF STRATEGIC REALTY INVESTORS II L.P.,
                              its member

                              By:  LAZARD FRERES REAL ESTATE INVESTORS
                                   L.L.C., its general partner

                                   By:  /s/  John A. Moore
                                        ---------------------------------------
                                        Name:  John A. Moore
                                        Title: Principal and Chief Financial
                                                 Officer


                         By:  LFSRI II ALTERNATIVE PARTNERSHIP L.P.,
                              its member

                                   By:  LAZARD FRERES REAL ESTATE INVESTORS
                                        L.L.C., its general partner

                                   By:  /s/  John A. Moore
                                        ---------------------------------------
                                        Name:  John A. Moore
                                        Title: Principal and Chief Financial
                                                 Officer

                         By:  LFSRI II SPV E.S. CORP., its member

                              By:  /s/  John A. Moore
                                   --------------------------------------------
                                   Name:   John A. Moore
                                   Title:  Vice President and Chief Financial
                                             Officer


                         PROMETHEUS EXTENDED STAY, L.L.C.

                         By:  LFSRI II Extended Stay, L.L.C., its sole member

                              By:  LFSRI II SPV E.S. Corp., its managing member

                                   By:  /s/  John A. Moore
                                        ---------------------------------------
                                        Name:   John A. Moore
                                        Title:  Vice President and Chief
                                                  Financial Officer


                         FOR PURPOSES OF SECTIONS 4 & 5 HEREOF ONLY:

                         THE CHASE MANHATTAN BANK, N.A.

                         By:  /s/  Bruce Vecchio
                              -------------------------------------------------
                              Name:   Bruce Vecchio
                              Title:  Vice President


                         MIDLAND LOAN SERVICES, INC.

                         By:  _________________________________________________
                              Name:
                              Title: